Pressure BioSciences, Inc. Reports Record Revenue, Significantly Reduced Operating Loss for the Fourth Quarter of 2008

SOUTH EASTON, Mass., March 4 /PRNewswire-FirstCall/ -- Pressure BioSciences, Inc. (Nasdaq: PBIO) (“PBI” or the “Company”) today announced that total revenue for the fourth quarter of 2008 was $334,041 compared to $174,071 for the comparable period in 2007, a 92% increase.  Revenue from the sale of PCT products and services was $233,256 for the three months ended December 31, 2008 compared to $118,703 for the same period in 2007, a 97% increase.  During the fourth quarter of 2008, the Company completed the installation of ten Barocycler instruments, as compared to seven during the same period of 2007.  Eight of the ten were domestic installations and two were international sales, compared to three domestic installations and four international sales for the same quarter in 2007.

Operating loss for the fourth quarter of 2008 was $900,100 compared to $1,297,975 for the same period in 2007, a decrease of $(397,875) or 30%.  This decrease in operating loss was primarily related to the Company’s restructuring program announced on December 1, 2008, the cost containment initiatives that the Company instituted during the second and third quarters of 2008, and the record revenues of the 2008 fourth quarter.  The Company currently expects its operating loss to continue to decrease to an average of less than $600,000 per quarter during 2009.

As the Company is completing its annual financial reporting and auditing process, the revenue and operating numbers mentioned in this release are unaudited.

Richard T. Schumacher, President and CEO of Pressure BioSciences, Inc. said: “The fourth quarter of 2008 was extremely difficult for PBI.  Faced with a very tough economic climate and decreasing cash, we made the difficult decision to significantly restructure the Company. Changes related to the restructuring program included a reduction in force from twenty to twelve employees, the implementation of significant cost reduction initiatives, and a realignment of our corporate strategy to focus on key products and application areas with the greatest likelihood for success.”

Mr. Schumacher continued: “Amidst the upheaval and uncertainty resulting from these changes, we were still able to complete a license agreement with Battelle Memorial Institute; enter into a collaboration agreement with the J. Craig Venter Institute; sign an initial distribution agreement with Omni International; make significant progress towards the planned Q3 2009 release of our PCT-enhanced Protein Digestion System, including the next generation small and variable volume consumable processing containers; release a new product called the PCT Shredder; and make measurable progress on our equity financing efforts (completed on February 12, 2009).  Concomitantly, we were also able to achieve record revenue while significantly reducing our operating loss. All stakeholders of the Company should be extremely proud of the team that we have at PBI, just as I am.”

As previously announced, the Company completed a $1.8 million equity financing on February 12, 2009.  In connection with the financing, investors purchased units, with each unit consisting of (i) one share of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), (ii) a warrant to purchase 10 shares of Common Stock at an exercise price equal to $2.00 per share with a term expiring 30 months after the date of the closing of the financing, and (iii) a warrant to purchase, at the investor’s election to be made within 7 days of the closing, either 10 shares of Common Stock at an exercise price equal to $1.25 per share with a term expiring 15 months after the closing (the “15-Month Common Stock Warrants”) or one share of Series A Preferred Stock at an exercise price equal to $12.50 per share with a term expiring 15 months after the closing (the “15-Month Preferred Stock Warrants”).  All 35 investors elected the 15-Month Preferred Stock Warrants.  Since the Company had agreed to register the shares of Common Stock underlying the 15-Month Common Stock Warrants, as a result of the investors’ elections, the Company will not be registering shares of Common Stock underlying the 15-Month Common Stock Warrants.

About Pressure BioSciences, Inc.

Pressure BioSciences, Inc. (PBI) is a publicly traded company focused on the development of a novel, enabling technology called Pressure Cycling Technology (PCT).  PCT uses cycles of hydrostatic pressure between ambient and ultra-high levels (up to 35,000 psi and greater) to control bio-molecular interactions.  PBI currently holds 13 US and 6 foreign patents covering multiple applications of PCT in the life sciences field, including genomic and proteomic sample preparation, pathogen inactivation, the control of chemical (primarily enzymatic) reactions, immunodiagnostics, and protein purification.  PBI currently focuses its efforts in the development and sale of PCT-enhanced enzymatic digestion products designed specifically for the mass spectrometry marketplace, as well as sample preparation products for biomarker discovery, soil and plant biology, forensics, and counter-bioterror applications.

Forward Looking Statements

Statements contained in this press release regarding the Company's intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the sufficiency of the Company’s cash resources to fund its planned operations through the second quarter of 2010, the Company’s expectation that it’s operating loss will continue to decrease to an average of less than $600,000 per quarter in 2009, the Company’s ability to achieve its business goals, the effect of the Company’s decision to focus primarily on the application of PCT-enhanced protein digestion for the mass spectrometry market and the advantages of PCT in this market, and the use of PCT in biomarker discovery, soil and plant biology, counter-bioterror, and tissue pathology applications. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: possible difficulties or delays in the implementation of the Company's strategies that may adversely affect the Company's continued commercialization of its PCT System; changes in customer’s needs and technological innovations; the Company’s sales force may not be successful in selling the Company’s PCT product line because scientists may not perceive the advantages of PCT over other sample preparation methods, particularly in the mass spectrometry market; scientists may not be able to duplicate the results achieved at particular laboratories having already used PCT; and if actual operating costs are higher than anticipated, or revenues from product sales are less than anticipated, the Company will need additional capital sooner than the second quarter of 2010.  Further, the Company expects that it will need additional capital to fund its continuing operations beyond the second quarter of 2010. Additional risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements are discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed by the Company from time to time with the SEC. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

Visit us at our website http://www.pressurebiosciences.com

Investor Contacts:
Richard T. Schumacher, President & CEO
R. Wayne Fritzsche, Chairman
Pressure BioSciences, Inc.
(508) 230-1828 (T)

Consolidated Balance Sheets
(Unaudited)
	December 31,
ASSETS	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$918,208	$5,424,486
Accounts receivable	209,117	118,471
Inventories	571,831	172,548
Deposits	382,236	553,483
Prepaid income taxes	6,600	56,863
Income tax receivable	-	249,541
Prepaid expenses and other current assets	235,111	94,783
Total current assets	2,323,103	6,670,175

PROPERTY AND EQUIPMENT, NET	252,249	257,797
OTHER ASSETS
Intangible assets, net	279,658	328,290
TOTAL ASSETS	$2,855,010	$7,256,262

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$263,486	$152,729
Accrued employee compensation	161,374	377,190
Accrued professional fees and other expenses	278,982	191,359
Deferred revenue	16,705	15,075
Total current liabilities	720,547	736,353

LONG TERM LIABILITIES
Deferred revenue	10,821	6,767
TOTAL LIABILITIES	731,368	743,120

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock; 1,000,000 shares
authorized; 0 outstanding	-	-
Common stock, $.01 par value; 20,000,000
shares authorized; 2,195,283 shares issued
and outstanding on December 31, 2008 and
2,192,175 shares issued and outstanding on
December 31, 2007	21,953	21,922
Additional paid-in capital	6,803,530	6,284,616
Retained (deficit) earnings	(4,701,841)	206,604
Total stockholders' equity	2,123,642	6,513,142
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,855,010	$7,256,262

Consolidated Statements of Operations
(Unaudited)
	For the Three Months
	Ended
	December 31,
	2008	2007
REVENUE:
PCT Products, services, other	$233,256	$118,703
Grant revenue	100,785	55,368
Total revenue	334,041	174,071

COSTS AND EXPENSES:
Cost of PCT products and services	133,601	77,492
Research and development	481,435	503,879
Selling and marketing	302,443	399,718
General and administrative	316,662	490,957
Total operating costs and expenses	1,234,141	1,472,046

Operating loss	(900,100)	(1,297,975)

OTHER INCOME:
Interest income	1,616	58,784
Total other income	1,616	58,784
Loss before income taxes	(898,484)	(1,239,191)
Income tax benefit	-	266,675
Net loss	$(898,484)	$(972,516)

Loss per share - basic and diluted	$(0.41)	$(0.46)

Weighted average number of shares used
to calculate net loss per share - basic
and diluted	2,195,283	2,118,354

CONTACT:  Investors, Richard T. Schumacher, President & CEO, R. Wayne Fritzsche, Chairman, both of Pressure BioSciences, Inc., +1-508-230-1828